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                                PIPER & MARBURY
                                    L.L.P.
                         1200 NINETEENTH STREET, N.W.
                          WASHINGTON, D.C. 20036-2430
                                 202-861-3900
WRITER'S DIRECT NUMBER        FAX: 202-223-2085                      BALTIMORE
      202-861-3900                                                   NEW YORK
   FAX:  202-223-2085                                               PHILADELPHIA
                                                                       EASTON
                                                                       LONDON

                                           October 9, 1996

Omnipoint Corporation
2000 North 14th Street
Suite 550
Arlington, VA 22201

Gentlemen:

     We have assisted in the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-4, File No. 333-_____ (the "Registration Statement"), relating to the registration of an aggregate principal amount of $250,000,000 of 11 5/8% Senior Notes due 2006 of Omnipoint Corporation, a Delaware corporation (the "Company"), to exchange for an equal principal amount of its currently outstanding 11 5/8% Senior Notes due 2006.

     We have examined the Certificate of Incorporation and By-laws of the Company, and all amendments thereto, and have examined and relied upon the originals, or copies certified to our satisfaction, of such records of meetings of the directors and stockholders of the Company, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     In examining the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based on the foregoing, we are of the opinion that (i) the 11 5/8% Senior Notes due 2006 have been duly authorized for issuance; and (ii) upon payment of the consideration therefor, the 11 5/8% Senior Notes will be duly and validly issued by, and will become binding obligations of, the Company.
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Omnipoint Corporation
October 9, 1996
Page 2


     We hereby consent to the use of our name in the Registration Statement and under the caption "Legal Matters" in the related Prospectus and consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              Piper & Marbury L.L.P.